EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-11 of Owens Mortgage Investment Fund of our report dated March 29, 2011, relating to our audit of the consolidated balance sheet of Owens Financial Group, Inc. and subsidiaries as of December 31, 2010 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Perry-Smith LLP

San Francisco, California
April 1, 2011